EXHIBIT 4.5


                             SUBSCRIPTION AGREEMENT


         THIS SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated as of __________, 2003, is entered into by and between CDEX, Inc., a Nevada corporation (the "COMPANY"), and ___________ (the "INVESTOR").

                                    RECITALS:

         The Investor would like to purchase from the Company, and the Company would like to sell to the Investor, certain shares of the Class A Common Stock, par value $0.001 per share, of the Company ("COMMON STOCK"), on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are agreed upon by the parties, the parties hereto hereby agree as follows:

         SECTION 1.  PURCHASES AND SALES OF COMMON STOCK.

         (a) Upon the terms and subject to the conditions set forth herein, the Company shall sell to the Investor, and the Investor agrees to purchase from the Company, an aggregate of _______ shares of Common Stock (sometimes referred to as the "PURCHASED SHARES") for a total price of $________ ("PURCHASED PRICE"). The purchase and sale of shares of Common Stock pursuant to this Agreement shall occur at the scheduled time and place (the "Closing") as set forth below.

         (b) The Closing shall take place at 10:00am (Eastern Standard Time) on or before _______, 2003, by payment by the Investor to the Company of the Purchase Price for the shares of Common Stock to be purchased, in cash by wire transfer of immediately available funds (denominated in U.S. dollars) to the Company's account, in exchange for issuance by the Company to the Investor of the Purchased Shares.

         (c) The Investor's obligation to consummate the Closing shall be conditioned upon: (i) receipt by the Investor of evidence that a stock certificate representing the Purchased Shares is being timely issued to the Investor; and (ii) all of the representations and warranties of the Company set forth in this Agreement being true and correct as of the Closing date. The Company's obligation to consummate the Closing shall be conditioned upon: (i) receipt by the Company of the Purchase Price, as noted above, and (ii) all of the representations and warranties of the Investor set forth in this Agreement being true and correct as of the Closing date.

         SECTION  2.  REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY  TO THE
                      INVESTOR.

         The Company hereby represents and warrants to the Investor, as of the date of this Agreement and as of the Closing date, as follows:

         (a) ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of State of Nevada and has all requisite corporate power and authority to own and lease its property and to carry on its business as presently conducted.

         (b) AUTHORIZATION OF AGREEMENT AND ISSUANCE OF THE PURCHASED SHARES; ENFORCEABILITY; Non-Contravention. The execution, delivery and performance by the Company of this Agreement and issuance of

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the Purchased  Shares have been duly  authorized by all requisite  action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its respective terms. The execution, delivery and performance of this Agreement, and the compliance with the provisions hereof and thereof by the Company, will not:

                  (i)  materially   violate  any  provision  of  law,   statute,
ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body;

                  (ii) materially conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a material default (or give rise to any right of termination, cancellation or acceleration) under (A) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Company is a party or under which the Company or any of its assets is bound or affected, (B) the Company's Certificate of Incorporation, or
(C) the Company's By-laws; or

                  (iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company.

         (c) CONSENTS AND APPROVALS. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than filings required to be made under applicable federal and state securities laws) is required for the valid authorization, execution, delivery and performance by the Company of this Agreement or the issuance of the Purchased Shares that has not been obtained or made. The Company has obtained all other consents that are necessary to permit the consummation of the transactions contemplated hereby.

         (d) SECURITIES LAWS. Based on the representations of the Investor set forth in SECTION 3 of this Agreement, the offer, sale and issuance of the Purchased Shares to the Investor hereunder will not be in violation of the registration requirements of the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

         SECTION  3.  REPRESENTATIONS  AND  WARRANTIES  OF THE  INVESTOR  TO THE
                      COMPANY.

         The Investor represents and warrants to the Company, as of the date of this Agreement and as of the Closing date, as follows:

         (a) The execution, delivery and performance by the Investor of this Agreement and issuance of the Purchased Shares have been duly authorized by all requisite action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor, enforceable in accordance with its respective terms. The execution, delivery and performance of this Agreement, and the compliance with the provisions hereof and thereof by the Investor, will not:

                  (i) materially violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body;

                  (ii) materially conflict with or result in any materal breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a material default (or give rise to any right of termination, cancellation or acceleration) under any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Investor is a party

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         or under which the  Investor or any of its assets are bound or affected or conflict with any organizational or other governing document of the Investor; or

                  (iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor.

         (b) The Investor understands and acknowledges that the offering and sale of the Purchased Shares pursuant to this Agreement is intended to be exempt from registration under the Securities Act, and from qualification under any applicable state securities law by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, on the ground, among others, that no distribution or public offering of Purchased Shares is to be effected and the Purchased Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the Securities Act, the rules and regulations of the United States Securities and Exchange Commission thereunder, or any comparable provision of applicable securities laws or the rules and regulations of the regulatory authorities thereunder.

         (c) The Investor will acquire the Purchased Shares for investment for the account of the Investor and not for the account of any other person, and not with a view toward resale or other distribution thereof. The Investor understands that the Purchased Shares have not been registered under the
Securities Act and applicable United States state securities laws and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable United States state securities laws or unless an exemption from such registration is available. The Investor further understands and agrees that, until so registered or transferred pursuant to the provisions of Rule 144 under the Securities Act, the certificate(s) for the Purchased Shares shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THEIR DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

         The Investor understands and agrees that it is the Company's intent to take action to authorize all of the Company's issued stock, including the Purchased Shares, to be tradable on an open market. Investor understands and agrees, however, that such actions may not be successful and, that Rule 144 may not be available as a basis for exemption from registration.

         (d) The Investor, during the course of this transaction and prior to the purchase of the Purchased Shares, has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the offering, and to obtain any additional information or documents relative to the Company, its business and an investment, as the Investor has deemed necessary. The Investor agrees and acknowledges, however, that it has not been furnished any offering literature or prospectus concerning the Company other than this Agreement and, in making its decision to acquire the Purchased Shares hereunder, the Investor has relied solely upon this Agreement and independent investigations made by the Investor. The Investor acknowledges that no representations or warranties have been made to the Investor by the Company, or any officer, employee, agent or affiliate of the Company, except as contained in this Agreement.

         (e) The Investor understands that the offering of Purchased Shares pursuant to this Agreement is limited solely to "accredited investors," as that term is defined in Regulation D under the Securities Act. The Investor represents and warrants to the Company that the Investor is an "accredited investor", as so defined, by

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virtue of the  Investor  meeting  the  criteria  checked by the  Investor on the signature page hereto, and that the Investor's principal place of business is as listed on the signature page hereto.

         (f) The Investor has the capacity to protect its own interests in connection with the purchase of the Purchased Shares. The purchase of the Purchased Shares by the Investor is consistent with its general investment objectives and the Investor understands that the purchase of the Purchased Shares is a speculative investment that involves a high degree of risk. The Investor can bear the economic risks of this investment and can afford a complete loss of its investment in the Purchased Shares. The Investor understands that there is no established market for the Company's capital stock (including, without limitation, Common Stock) and there is no assurance that any public market for such stock will develop. The Investor has no present need for liquidity in connection with its purchase of the Purchased Shares.

         (g) The Investor understands and acknowledges that the Purchased Shares are "restricted securities" under United States securities laws and any purported transfer of the Purchased Shares in violation of applicable law is null and void. The Investor understands and acknowledges that the Company may, at its discretion, refuse to register on its share transfer books any purported transferee of the Purchased Shares in the event of an attempted transfer thereof in violation of applicable law.

         SECTION 4. INDEMNIFICATION. The Investor agrees to indemnify and hold harmless the Company and its affiliates from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon: (a) any false representation and warranty of the Investor contained in this Agreement or any breach or failure by the Investor to comply with any covenant and/or agreement made by the Investor herein; or (b) any transfer of the Purchased Shares contrary to such representations and warranties or covenants and agreements.

         SECTION 5. TERMINATION. Either party may terminate this Agreement upon material breach of this Agreement by the other party that has not been cured in its entirety within five (5) business days after written notice thereof has been provided to the breaching party. The parties agree that a party's failure to consummate the Installment Closings in accordance with the terms and conditions of this Agreement constitute a material breach by such party of this Agreement.

         SECTION 6.  GENERAL PROVISIONS.

         (a) REMEDIES. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

         (b) SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company and the Investor and their respective permitted successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

         (c) ENTIRE AGREEMENT. This Agreement (including any schedules and exhibits hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

                                      -4-
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         (d) CHANGES.  The terms and  provisions  of this  Agreement  may not be modified or amended,  or any of the  provisions  hereof  waived,  temporarily or
permanently,   except  pursuant  to  a  writing   executed  by  duly  authorized
representatives of the Company and the Investor.

         (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts each of which, when so executed and delivered, shall be an original but all of which together shall constitute one and the same instrument.

         (f) SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (g) GOVERNING LAW; VENUE; JURISDICTION. The corporate law of the State of Nevada will govern all questions concerning the relative rights of the Company and the holders of its securities (including, without limitation, the Purchased Shares). All other questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland. The parties each agree that venue for any dispute arising under this Agreement shall be proper in any state court located in Montgomery County in the State of Maryland or in the United States District Court for the District of Maryland (if a basis for federal jurisdiction exists) and each party hereby irrevocably waives any right to object to the maintenance of a suit in such courts on the basis of improper venue or of inconvenience of forum. Each party irrevocably consents to the non-exclusive jurisdiction of any state court located in Montgomery County in the State of Maryland or in the United States District Court for the District of Maryland (if a basis for federal jurisdiction exists).

         (h) WAIVER OF JURY TRIAL. The parties to this Agreement each hereby irrevocably waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action or cause of action arising under this Agreement, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby irrevocably agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

         (i) FUTURE TRANSACTIONS [FOR SIGNIFICANT INVESTMENTS]. The Parties agree that Investor may purchase additional shares of CDEX stock on the schedule and at the price noted below:

         a. On or before ______________, 2003, Investor may purchase up to an additional _________ shares of CDEX Class A Common Stock ("Second Phase Stock") at a price per share of $______ and subject to the same terms contained in this Agreement.

         b. If Investor purchases additional Second Phase Stock noted above, on or before ________________, 2003 Investor may invest up to the same amount of funds used for the purchase of the Second Phase Stock for the purchase of additional shares of CDEX stock at a price per share of $_______ and subject to the same terms contained in this Agreement.

                                      -5-
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                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            THE COMPANY:

                                            CDEX, INC.

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                            ADDRESS:

                                            CDEX, Incorporated
                                            1700 Rockville Pike, Suite 400
                                            Rockville MD 20852
                                            USA

                                            THE INVESTOR:

                                            [See Attached Signature Page]

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                                SIGNATURE PAGE TO
                             SUBSCRIPTION AGREEMENT

By execution of this Signature Page, the Investor agrees to be bound by the provisions of this Agreement and authorizes the Company to append this Signature Page to a counterpart of the Agreement as evidence thereof. Pursuant to SECTION 3(E) of the Agreement, the undersigned represents and warrants that the Investor is an "accredited investor" (as such term is defined in Regulation D under the Securities Act) by reason of the qualifications described opposite the checked box(es) set forth below.

[SIGNATURE BLOCK]

By:



Address:



Telephone No: ________________________________


THE INVESTOR IS AN "ACCREDITED INVESTOR" BY VIRTUE OF THE INVESTOR BEING:


_________         (1) a natural  person  (not an entity)  whose  individual  net worth, or joint net worth with his or her spouse, exceeds one million dollars ($1,000,000);

_________         (2) a natural person (not an entity) who had individual income in excess of two hundred thousand dollars ($200,000) in each of 2001 and 2002 and has a reasonable expectation of having individual income in excess of two hundred thousand dollars
                  ($200,000) in 2003;

_________         (3) a natural person (not an entity) who had joint income with his or her spouse in excess of three hundred  thousand dollars
                  ($300,000) in each of 2001 and 2002 and has a reasonable expectation of having a joint income with his or her spouse in excess of three hundred thousand dollars ($300,000) in 2003;

_________         (4) a trust,  with  total  assets in  excess  of five  million dollars ($5,000,000), not formed for the specific purpose of acquiring the Purchased Shares, which is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in Company;

_________         (5) a corporation, Massachusetts or similar business trust, or a partnership, each with total assets in excess of five million dollars ($5,000,000), which was not formed for the specific purpose of acquiring the Purchased Shares; or

_________         (6) any entity in which all of the equity owners meet at least one of the criteria set forth in categories (1) through (5), above.